SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                             -----------------------



       Date of Report (Date of earliest event reported): MARCH 3, 2003
                                                         -------------



                     Premier Development & Investment, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



         NEVADA                     000-33005                 52-2312117
-----------------------       ----------------------     ---------------------
(State or jurisdiction of          (Commission             (I.R.S. Employer
     incorporation or              File Number)          Identification Number)
      organization)


            504 Beebe Ct., Frderick, Maryland                   21703
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (813) 784-3442
                                                          --------------

ITEM 5.     OTHER EVENTS.
------     --------------

On March 3, 2003, the Registrant publicly disseminated a press release announcing the results of the Share Exchange Offer announced on January 30, 2003 allowing holders of common stock to exchange their shares of common stock into shares of $25 Convertible Preferred Class A stock at a ratio of five shares of common stock for each share of preferred stock.

The Offer concluded on February 28, 2003. Shareholders tendered an aggregate of 3,675,000 shares of common stock in exchange for 735,000 shares of the preferred stock. The tendered shares of common stock are being retired by the Board of Directors which will result in the Registrant having 1,675,000 shares of common stock issued and outstanding.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.
------     ---------------------------------

(c)         Exhibit.

99.1        The Registrant's Press Release dated March 3, 2003.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PREMIER DEVELOPMENT & INVESTMENT, INC.
                                   --------------------------------------
                                   (Registrant)



Date: March 3, 2003                /s/ Eric R. Boyer
                                   --------------------------------------
                                   Eric R. Boyer
                                   President and Chief Executive Officer